Exhibit 99.1

Priceline.com Reports Financial Results for 2nd Quarter 2013
NORWALK, Conn., August 8, 2013. . . Priceline.com Incorporated (NASDAQ: PCLN) today reported 2nd quarter 2013 financial results for The Priceline Group (the “Group”). Second quarter gross travel bookings for the Group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $10.1 billion, an increase of 38.0% over a year ago (approximately 38% on a local currency basis).
The Group's gross profit for the 2nd quarter was $1.38 billion, a 37.8% increase from the prior year. International operations contributed gross profit in the 2nd quarter of $1.2 billion, a 39.7% increase versus a year ago (approximately 39% on a local currency basis). The Group had GAAP net income applicable to common shareholders for the 2nd quarter of $437 million, or $8.39 per diluted share, which compares to $352 million or $6.88 per diluted share, in the same period a year ago.
Non-GAAP net income in the 2nd quarter was $508 million, a 25.6% increase versus the prior year. Non-GAAP net income was $9.70 per diluted share, compared to $7.85 per diluted share a year ago. FactSet consensus for the 2nd quarter 2013 was $9.38 per diluted share. Adjusted EBITDA for the 2nd quarter 2013 was $621 million, an increase of 25.5% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Group's international and domestic businesses performed well in the quarter as the summer travel season got off to a strong start for our brands,” said Jeffery H. Boyd, Chairman and CEO of the Priceline Group.  “We are particularly pleased by the Group's steady hotel room night growth and improving rental car unit growth, and with the growing momentum at the U.S. business of priceline.com.”
Looking forward, Mr. Boyd said: “Our brands are showing solid growth and we intend to continue to invest in content expansion, new market penetration and distribution given the opportunity we have to build our brands.  We are also pleased to welcome KAYAK to the Group and are encouraged by the early returns on our work together.”
The Priceline Group said it was targeting the following for 3rd quarter 2013:

•	Year-over-year increase in total gross travel bookings of approximately 27% - 34% (an increase of approximately 25% - 32% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 32% - 39% (an increase of approximately 30% - 37% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 5% - 10%.

•	Year-over-year increase in revenue of approximately 23% - 30%.

•	Year-over-year increase in gross profit of approximately 32% - 39%.

•	Adjusted EBITDA of approximately $990 million to $1,055 million.

•	Non-GAAP net income per diluted share between $15.30 and $16.30.

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Non-GAAP guidance for the 3rd quarter 2013:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $273 million in the 3rd quarter 2013. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $86 million in the 3rd quarter 2013. The Group estimates GAAP net income per diluted share between approximately $13.75 and $14.75 for the 3rd quarter 2013.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- the ability to attract and retain qualified personnel;
-- adverse changes in the Group's relationships with travel service providers;
-- a change by a major search engine to its search engine algorithms that negatively affects our placement in search results;
-- systems-related failures and/or security breaches;
-- an adverse outcome in one or more travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings in which we are involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Form 10-Q, Form

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10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and six months ended June 30, 2013 is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia, are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•	Significant costs related to acquisitions are excluded because the expense is not driven by core operating results and renders comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	Net income (loss) attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

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About The Priceline Group
The Priceline Group (Nasdaq: PCLN) is a leader in global online travel reservations. The Group is composed of five primary brands - Booking.com, priceline.com, Agoda.com, KAYAK and rentalcars.com and several ancillary brands. The Priceline Group provides online travel services in over 180 countries and territories in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.
Booking.com is the number one online hotel reservation service in the world, offering over 330,000 hotels and accommodations (as of August 2, 2013), and is available in 41 languages. More recent counts are available on the Booking.com website. Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com's famous Name Your Own Price® service, which can deliver the lowest prices available, or the recently added Express DealsSM, where travelers can take advantage of hotel discounts without bidding. Agoda.com is an Asia-based online hotel reservation service that is available in 38 languages. KAYAK is a leading travel meta-search service that allows customers to search for rates and availability for airline tickets, hotel rooms and rental cars across hundreds of websites. Rentalcars.com is a multinational rental car service, offering its reservation services in over 6,000 locations and providing customer support in 40 languages.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@priceline.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

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priceline.com Incorporated UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$1,762,214	$1,536,349
Restricted cash	7,733	6,641
Short-term investments	4,182,860	3,646,845
Accounts receivable, net of allowance for doubtful accounts of $11,555 and $10,322, respectively	649,250	367,512
Prepaid expenses and other current assets	249,851	84,290
Deferred income taxes	74,242	40,738
Total current assets	6,926,150	5,682,375
Property and equipment, net	109,141	89,269
Intangible assets, net	1,052,087	208,113
Goodwill	1,738,346	522,672
Deferred income taxes	4,345	31,485
Other assets	37,302	35,828
Total assets	$9,867,371	$6,569,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$316,251	$184,648
Accrued expenses and other current liabilities	387,336	387,911
Deferred merchant bookings	535,644	368,823
Convertible debt	532,206	520,344
Total current liabilities	1,771,437	1,461,726
Deferred income taxes	387,296	45,159
Other long-term liabilities	88,088	68,944
Convertible debt	1,720,097	881,996
Total liabilities	3,966,918	2,457,825

Redeemable noncontrolling interests	—	160,287
Convertible debt	42,793	54,655

Stockholders’ equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 60,222,000 and 58,055,586 shares issued, respectively	467	450
Treasury stock, 8,729,241 and 8,184,787 shares, respectively	(1,483,892)	(1,060,607)
Additional paid-in capital	4,408,981	2,612,197
Accumulated earnings	3,007,686	2,368,611
Accumulated other comprehensive loss	(75,582)	(23,676)
Total stockholders' equity	5,857,660	3,896,975
Total liabilities and stockholders' equity	$9,867,371	$6,569,742

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priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Agency revenues	$1,064,640	$771,996	$1,834,568	$1,309,623
Merchant revenues	580,224	551,024	1,108,788	1,047,433
Advertising and other revenues	35,374	3,739	38,894	6,950
Total revenues	1,680,238	1,326,759	2,982,250	2,364,006
Cost of revenues	296,383	322,617	588,730	616,576
Gross profit	1,383,855	1,004,142	2,393,520	1,747,430
Operating expenses:
Advertising — Online	463,135	314,480	866,288	591,616
Advertising — Offline	32,130	9,922	59,859	21,078
Sales and marketing	59,855	47,445	112,118	92,982
Personnel, including stock-based compensation of $34,736, $17,612, $56,445 and $34,135, respectively	165,997	108,030	300,215	208,706
General and administrative	64,921	39,807	115,082	80,481
Information technology	16,959	10,440	30,181	21,175
Depreciation and amortization	26,027	15,663	45,107	31,505
Total operating expenses	829,024	545,787	1,528,850	1,047,543
Operating income	554,831	458,355	864,670	699,887
Other income (expense):
Interest income	1,141	1,001	2,015	2,099
Interest expense	(19,633)	(16,882)	(36,962)	(28,141)
Foreign currency transactions and other	(782)	3,205	(3,724)	829
Total other income (expense)	(19,274)	(12,676)	(38,671)	(25,213)
Earnings before income taxes	535,557	445,679	825,999	674,674
Income tax expense	98,117	93,025	144,267	140,204
Net income	437,440	352,654	681,732	534,470
Less: net income attributable to noncontrolling interests	114	307	135	153
Net income applicable to common stockholders	$437,326	$352,347	$681,597	$534,317
Net income applicable to common stockholders per basic common share	$8.62	$7.07	$13.54	$10.73
Weighted average number of basic common shares outstanding	50,760	49,812	50,348	49,819
Net income applicable to common stockholders per diluted common share	$8.39	$6.88	$13.18	$10.41
Weighted average number of diluted common shares outstanding	52,111	51,226	51,732	51,306

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priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2013	2012
OPERATING ACTIVITIES:
Net income	$681,732	$534,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,068	15,150
Amortization	24,039	16,355
Provision for uncollectible accounts, net	8,181	6,843
Deferred income taxes	(3,312)	13,665
Stock-based compensation expense and other stock-based payments	56,804	34,370
Amortization of debt issuance costs	2,879	2,337
Amortization of debt discount	24,232	17,972
Changes in assets and liabilities:
Accounts receivable	(242,983)	(176,721)
Prepaid expenses and other current assets	(133,058)	(95,392)
Accounts payable, accrued expenses and other current liabilities	328,010	244,684
Other	8,907	253
Net cash provided by operating activities	776,499	613,986

INVESTING ACTIVITIES:
Purchase of investments	(4,226,562)	(2,989,951)
Proceeds from sale of investments	3,652,653	1,870,770
Additions to property and equipment	(36,481)	(28,423)
Acquisitions and other equity investments, net of cash acquired	(330,844)	(13,429)
Proceeds from settlement of foreign currency contracts	—	61,746
Payments on foreign currency contracts	(44,187)	—
Change in restricted cash	(546)	(2,987)
Net cash used in investing activities	(985,967)	(1,102,274)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible debt	980,000	1,000,000
Payment of debt issuance costs	(29)	(20,421)
Repurchase of common stock	(423,285)	(255,168)
Payments to purchase subsidiary shares from noncontrolling interests	(192,530)	(61,079)
Payments of stock issuance costs	(1,191)	—
Proceeds from exercise of stock options	72,810	1,693
Excess tax benefit on stock-based compensation	17,767	12,513
Net cash provided by financing activities	453,542	677,538

Effect of exchange rate changes on cash and cash equivalents	(18,209)	(9,300)
Net increase in cash and cash equivalents	225,865	179,950
Cash and cash equivalents, beginning of period	1,536,349	632,836
Cash and cash equivalents, end of period	$1,762,214	$812,786

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$247,037	$189,061
Cash paid during the period for interest	$9,540	$4,349
Non-cash fair value increase for redeemable noncontrolling interests	$42,522	$43,440
Non-cash financing activity for acquisitions	$1,545,042	$—

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priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012

	GAAP Gross profit	$1,383,855	$1,004,142	$2,393,520	$1,747,430

(a)	Charges related to travel transaction tax rulings	—	—	20,550	—

	Non-GAAP Gross profit	$1,383,855	$1,004,142	$2,414,070	$1,747,430

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012

	GAAP Operating income	$554,831	$458,355	$864,670	$699,887

(a)	Charges related to travel transaction tax rulings	—	—	20,550	—
(b)	Stock-based employee compensation	34,736	17,612	56,445	34,135
(c)	Acquisition costs	6,444	—	6,444	—
(d)	Amortization of intangible assets	14,760	8,198	24,039	16,355

	Non-GAAP Operating income	$610,771	$484,165	$972,148	$750,377

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	44.1%	48.2%	40.3%	42.9%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012

	GAAP Net income applicable to common stockholders	$437,326	$352,347	$681,597	$534,317

(a)	Charges related to travel transaction tax rulings	—	—	20,550	—
(b)	Stock-based employee compensation	34,736	17,612	56,445	34,135
(c)	Acquisition costs	6,444	—	6,444	—
(e)	Depreciation and amortization	26,027	15,663	45,107	31,505
(f)	Interest income	(1,141)	(1,001)	(2,015)	(2,099)
(f)	Interest expense	19,633	16,882	36,962	28,141
(h)	Income tax expense	98,117	93,025	144,267	140,204
(i)	Net income attributable to noncontrolling interests	114	307	135	153

	Adjusted EBITDA	$621,256	$494,835	$989,492	$766,356

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priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012

	GAAP Net income applicable to common stockholders	$437,326	$352,347	$681,597	$534,317

(a)	Charges related to travel transaction tax rulings	—	—	20,550	—
(b)	Stock-based employee compensation	34,736	17,612	56,445	34,135
(c)	Acquisition costs	6,444	—	6,444	—
(d)	Amortization of intangible assets	14,760	8,198	24,039	16,355
(g)	Debt discount amortization related to convertible debt	12,898	10,731	24,019	17,972
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	2,138	16,047	(7,167)	23,472
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(51)	(336)	(440)	(796)

	Non-GAAP Net income applicable to common stockholders	$508,251	$404,599	$805,487	$625,455

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012

	GAAP weighted average number of diluted common shares outstanding	52,111	51,226	51,732	51,306
(l)	Adjustment for unvested restricted stock units and performance units	284	321	236	296
	Non-GAAP weighted average number of diluted common shares outstanding	52,395	51,547	51,968	51,602
	Net income applicable to common stockholders per diluted common share
	GAAP	$8.39	$6.88	$13.18	$10.41
	Non-GAAP	$9.70	$7.85	$15.50	$12.12

(a)	Adjustment for an accrual for travel transaction taxes (including estimated interest and penalties), principally related to unfavorable rulings in the State of Hawaii and the District of Columbia.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.
(d)	Amortization of intangible assets is recorded in Depreciation and amortization.
(e)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(l)
Additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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priceline.com Incorporated Statistical Data In millions (Unaudited)

Gross Bookings	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13
International	$4,472	$4,989	$3,912	$5,451	$5,952	$6,473	$5,494	$7,783	$8,579
Domestic	1,308	1,268	1,044	1,260	1,377	1,359	1,090	1,370	1,538
Total	$5,780	$6,257	$4,956	$6,712	$7,329	$7,831	$6,584	$9,153	$10,118

Agency	$4,725	$5,121	$3,982	$5,528	$6,031	$6,423	$5,302	$7,648	$8,425
Merchant	1,055	1,136	973	1,184	1,298	1,408	1,282	1,505	1,692
Total	$5,780	$6,257	$4,956	$6,712	$7,329	$7,831	$6,584	$9,153	$10,118

Year/Year Growth
International	98.2%	72.9%	65.5%	54.2%	33.1%	29.7%	40.4%	42.8%	44.1%
excluding F/X impact	79%	61%	67%	58%	44%	41%	43%	43%	44%
Domestic	13.4%	13.1%	15.8%	11.7%	5.3%	7.2%	4.4%	8.7%	11.7%

Agency	76.1%	61.6%	55.7%	46.2%	27.6%	25.4%	33.1%	38.3%	39.7%
Merchant	45.1%	35.6%	37.5%	34.0%	23.1%	24.0%	31.8%	27.1%	30.3%

Total	69.5%	56.2%	51.8%	43.9%	26.8%	25.2%	32.9%	36.4%	38.0%
excluding F/X impact	56%	48%	53%	47%	35%	34%	35%	37%	38%

Units Sold	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13
Hotel Room-Nights	36.1	40.6	33.6	45.9	50.2	55.2	46.2	63.2	69.4
Year/Year Growth	55.6%	47.4%	52.8%	47.0%	39.1%	35.9%	37.6%	37.7%	38.2%

Rental Car Days	6.6	7	5.3	6.9	8.6	9.4	7.2	9.9	12.5
Year/Year Growth	54.6%	35.6%	34.3%	40.6%	29.4%	34.9%	36.5%	43.3%	46.3%

Airline Tickets	1.7	1.6	1.4	1.6	1.7	1.7	1.4	1.7	1.7
Year/Year Growth	7.3%	7.7%	5.6%	4.9%	(1.8)%	6.1%	1.7%	1.4%	1.8%

	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13
Revenue	$1,102.7	$1,452.8	$990.8	$1,037.2	$1,326.8	$1,706.3	$1,190.6	$1,302.0	$1,680.2
Year/Year Growth	43.7%	45.0%	35.5%	28.2%	20.3%	17.4%	20.2%	25.5%	26.6%

Gross Profit	$749.2	$1,100.1	$724.7	$743.3	$1,004.1	$1,396.5	$939.8	$1,009.7	$1,383.9
Year/Year Growth	68.3%	65.1%	51.5%	47.0%	34.0%	26.9%	29.7%	35.8%	37.8%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

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